UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2020

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2812 Colorado Avenue Santa Monica, California 90404
(Address of principal executive offices)
(802) 294-2754
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2020, Mr. Samir Ahmed resigned as the Chief Technology Officer of Super League Gaming, Inc. (the “Company”) in order to pursue other business opportunities. Mr. Ahmed will continue to serve as a strategic consultant to the Company handling special projects. Mr. Ahmed’s resignation was not based on any policy disagreements between Mr. Ahmed and the Company.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07 below with respect to the filing of the Classified Board Amendment (defined below) to the Company’s Amended and Restated Certificate of Incorporation.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 23, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1 - Election of Directors

	For	Withheld
Ann Hand	6,189,968	218,918
David Steigelfest	6,189,273	219,613
Jeff Gehl	6,213,614	105,272
Kristin Patrick	6,211,523	197,363
Michael Keller	6,210,768	198,118
Mark Jung	6,157,166	251,720

The Company’s Directors are elected by a plurality of the votes cast. Stockholders elected Ann Hand, David Steigelfest, Jeff Gehl, Kristin Patrick, Michael Keller and Mark Jung to serve on the Board of Directors until the end of their respective terms, as modified by the Classified Board Amendment (defined below).

Proposal No. 2: Amendment to Our Amended and Restated Certificate of Incorporation to Classify our Board of Directors (the “Classified Board Amendment”).

For	Against	Abstain
6,187,286	216,207	5,393

The vote required to approve this proposal was the affirmative vote of at least 5,213,880 shares, which represents a majority of the shares of the Company’s common stock, par value $0.001 per share, outstanding on May 27, 2020, the record date for the Annual Meeting. Accordingly, stockholders approved the Classified Board Amendment to classify our Board of Directors into three classes with staggered three-year terms.

Following the approval of the Classified Board Amendment by the Company’s stockholders at the Annual Meeting, the Classified Board Amendment was filed with the Delaware Secretary of State on July 24, 2020. A copy of the Classified Board Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1, and is incorporated by reference herein.

As a result of the filing of the Classified Board Amendment with the Delaware Secretary of State, members of the Company’s Board of Directors will now be classified into three classes with staggered three-year terms (with the exception of the expiration of the initial Class I and Class II directors), as follows:

●
Class I , comprised of two directors, initially Kristin Patrick and David Steigelfest (with their initial terms expiring at our 2021 annual meeting of stockholders and members of such class serving successive three-year terms thereafter);

●
Class II , comprised of two directors, initially Jeff Gehl and Michael Keller (with their initial terms expiring at our 2022 annual meeting of stockholders and members of such class serving successive three-year terms thereafter); and

●
Class III , comprised of two directors, initially Ann Hand and Mark Jung (with their initial terms expiring at our 2023 annual meeting of stockholders and members of such class serving successive three-year terms thereafter).

Proposal No. 3: Amendment to the 2014 Plan to Increase the Number of Shares Authorized for Issuance.

For	Against	Abstain
6,149,468	249,362	10,056

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders approved the amendment to the Super League Gaming, Inc. Amended and Restated 2014 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance under the 2014 Plan by 750,000 shares.

Proposal No. 4: Ratification of Appointment of Auditors.

For	Against	Abstain
8,286,457	4,014	18,415

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, stockholders ratified the appointment of Squar Milner LLP. as the Company’s independent auditors for the fiscal year ending December 31, 2020.

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on June 15, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: July 24, 2020	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer